Alternative Loan Trust Resecuritization 2008-2R
Issuing Entity

Final Term Sheet

$355,107,356

(Approximate)

CWALT, Inc.
Depositor

Credit Suisse Securities (USA) LLC
Sponsor and Seller

The Bank of New York
Trustee and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JANUARY 18, 2008

Resecuritization Pass-Through Certificates, Series 2008-2R
Distributions payable monthly, beginning April 25, 2008
__________________

The issuing entity will issue the following classes of certificates, which are offered pursuant to this free writing prospectus and the accompanying prospectus:

Class	Initial Class Certificate Balance	Pass-Through Rate(1)	Class	Initial Class Certificate Balance	Pass-Through Rate(1)
Class 1-A-1	$ 25,282,000	6.00%	Class 4-A-1	$ 47,126,000	6.25%
Class 1-A-2	$ 2,197,900	6.00%	Class 4-A-2	$ 4,098,444	6.25%
Class 2-A-1	$110,143,000	6.00%	Class 5-A-1	$ 27,059,000	6.00%
Class 2-A-2	$ 9,577,507	6.00%	Class 5-A-2	$ 2,352,911	6.00%
Class 3-A-1	$117,089,000	6.00%	Class A-R	$ 100	6.00%
Class 3-A-2	$ 10,181,494	6.00%

(1) The classes of certificates offered by this free writing prospectus, together with their initial ratings, are listed in the tables under “Summary — Description of the Certificates” on page 6 of this free writing prospectus.

Summary

●
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

●
In order to make an investment decision regarding a group of certificates offered by this free writing prospectus, you must read carefully each of the following documents which are attached as exhibits to this free writing prospectus:

1.
With respect to the group 1 certificates: (a) the prospectus supplement, dated November 29, 2006, for Alternative Loan Trust 2006-39CB, Mortgage Pass-Through Certificates, Series 2006-39CB, as supplemented by the supplement dated November 30, 2006 (together, the “group 1 underlying prospectus supplement”), which describes the specific terms of the group 1 deposited underlying certificates and (b) the supplement, dated April 16, 2008, to the group 1 underlying prospectus supplement (the “group 1 supplement”), which provides additional information regarding the group 1 deposited underlying certificates and the group 1 underlying mortgage loans in the group 1 underlying trust;

2.
With respect to the group 2 certificates, (a) the prospectus supplement, dated February 26, 2007, for Alternative Loan Trust 2007-3T1, Mortgage Pass-Through Certificates, Series 2007-3T1 (the “group 2 underlying prospectus supplement”), which describes the specific terms of the group 2 deposited underlying certificates and (b) the supplement, dated April 16, 2008, to the group 2 underlying prospectus supplement (the “group 2 supplement”), which provides additional information regarding the group 2 deposited underlying certificates and the group 2 underlying mortgage loans in the group 2 underlying trust;

3.
With respect to the group 3 certificates, (a) the prospectus supplement, dated June 28, 2007, for Alternative Loan Trust 2007-19, Mortgage Pass-Through Certificates, Series 2007-19 (the “group 3 underlying prospectus supplement”), which describes the specific terms of the group 3 deposited underlying certificates and (b) the supplement, dated April 16, 2008, to the group 3 underlying prospectus supplement (the “group 3 supplement”), which provides additional information regarding the group 3 deposited underlying certificates and the group 3 underlying mortgage loans in the group 3 underlying trust;

4.
With respect to the group 4 certificates, (a) the prospectus supplement, dated June 28, 2007, for Alternative Loan Trust 2007-16CB, Mortgage Pass-Through Certificates, Series 2007-16CB (the “group 4 underlying prospectus supplement”), which describes the specific terms of the group 4 deposited underlying certificates and (b) the supplement, dated April 16, 2008, to the group 4 underlying prospectus supplement (the “group 4 supplement”), which provides additional information regarding the group 4 deposited underlying certificates and the group 4 underlying mortgage loans in the group 4 underlying trust; and

5.
With respect to the group 5 certificates, (a) the prospectus supplement, dated March 29, 2006, for Alternative Loan Trust 2006-7CB, Mortgage Pass-Through Certificates, Series 2006-7CB (the “group 5 underlying prospectus supplement”), which describes the specific terms of the group 5 deposited underlying certificates and (b) the supplement, dated April 16, 2008, to the group 5 underlying prospectus supplement (the “group 5 supplement”), which provides additional information regarding the group 5 deposited underlying certificates and the group 5 underlying mortgage loans in the group 5 underlying trust.

●
Unless otherwise noted, all of the statistical calculations in this free writing prospectus are based on the information in the applicable March 25, 2008 underlying trust monthly statement, which is included in Annex B to the applicable supplement.

●
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

Alternative Loan Trust Resecuritization 2008-2R, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor, Underlying Certificate Seller and Underlying Underwriter

Credit Suisse Securities (USA) LLC, a Delaware limited liability company. Its address is 11 Madison Avenue, New York, New York 10010.

Significant Obligors

Alternative Loan Trust 2006-39CB, Alternative Loan Trust 2007-3T1, Alternative Loan Trust 2007-19, Alternative Loan Trust 2007-16CB and Alternative Loan Trust 2006-7CB, each of which is a common law trust formed under the laws of the State of New York (each, an “underlying trust”).

Trustee and Servicer

The Bank of New York

Trust Agreement

The trust agreement among the underlying certificate seller, the depositor and the trustee, under which the issuing entity will be formed.

Closing Date

On or about April 18, 2008.

Offered Certificates

Alternative Loan Trust Resecuritization

2008-2R will issue eleven classes of certificates, all of which are being offered by this free writing prospectus and the accompanying prospectus.

Issuing Entity Assets

The assets of Alternative Loan Trust Resecuritization 2008-2R will consist of the following ownership interests:

•
a 100.00% ownership interest in the Alternative Loan Trust 2006-39CB (the “group 1 underlying trust”), Mortgage Pass-Through Certificates, Series 2006-39CB, Class 1-A-18 Certificates (the “group 1 deposited underlying certificates”);

•
an approximately 81.4852941176% ownership interest in the Alternative Loan Trust 2007-3T1 (the “group 2 underlying trust”), Mortgage Pass-Through Certificates, Series 2007-3T1, Class 1-A-7 Certificates (the “group 2 deposited underlying certificates”);

•
an approximately 92.7130197682% ownership interest in the Alternative Loan Trust 2007-19 (the “group 3 underlying trust”), Mortgage Pass-Through Certificates, Series 2007-19, Class 1-A-8 Certificates (the “group 3 deposited underlying certificates”);

•	an approximately 97.4682615396% ownership interest in the Alternative Loan Trust 2007-16CB (the “group 4 underlying trust”), Mortgage Pass-Through Certificates, Series 2007-16CB, Class 5-A-3 Certificates (the “group 4 deposited underlying certificates”); and

•
an approximately 54.4862935370% ownership interest in the Alternative Loan Trust 2006-7CB (the “group 5 underlying trust”), Mortgage Pass-Through Certificates, Series 2006-7CB, Class 1-A-9 Certificates (the “group 5 deposited underlying certificates”);

in each case based on the related class certificate balance as of the close of business on March 25, 2008. The total principal amount of assets in the issuing entity is approximately $355,107,357.

The Underlying Mortgage Loans

Each class of deposited underlying certificates represents a senior ownership interest in the related underlying trust. The assets of each underlying trust consist of a pool of conventional fixed rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the “underlying mortgage loans”). Additional characteristics of the mortgage loans in each underlying trust are as follows:

Underlying Trust	Number of Loan Groups	Primary Mortgage Loan Term(s)
Group 1 Underlying Trust	2	30-Year
Group 2 Underlying Trust	2	20- and 30-Year
Group 3 Underlying Trust	2	30-Year
Group 4 Underlying Trust	5	30-Year
Group 5 Underlying Trust	3	15- and 30-Year

The group 1 deposited underlying certificates receive distributions primarily from the cashflow on the underlying mortgage loans in loan group 1 of the group 1 underlying trust.

The group 2 deposited underlying certificates receive distributions primarily from the cashflow on the underlying mortgage loans in loan group 1 of the group 2 underlying trust.

The group 3 deposited underlying certificates receive distributions primarily from the cashflow on the underlying mortgage loans in loan group 1 of the group 3 underlying trust.

The group 4 deposited underlying certificates receive distributions primarily from the cashflow on the underlying mortgage loans in loan group 5 of the group 4 underlying trust.

The group 5 deposited underlying certificates receive distributions primarily from the cashflow on the underlying mortgage loans in loan group 1 of the group 5 underlying trust.

The underlying mortgage loans held by an underlying trust are sometimes referred to by the same numeric designations as that underlying trust. For example, the underlying mortgage loans held by the group 1 underlying trust are sometimes referred to as the “group 1 underlying mortgage loans,” the underlying mortgage loans held by the group 2 underlying trust are sometimes referred to as the “group 2 underlying mortgage loans,” and so forth.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance	Type	Initial Rating (S&P) (1)	Initial Rating (Moody’s) (1)
Class 1-A-1	$ 25,282,000	Fixed Pass-Through Rate/Super Senior	AAA	Aaa
Class 1-A-2	$ 2,197,900	Fixed Pass-Through Rate/Support	AAA	N/R
Class 2-A-1	$110,143,000	Fixed Pass-Through Rate/Super Senior	AAA	Aaa
Class 2-A-2	$ 9,577,507	Fixed Pass-Through Rate/Support	AAA	N/R
Class 3-A-1	$117,089,000	Fixed Pass-Through Rate/Super Senior	AAA	Aaa
Class 3-A-2	$ 10,181,494	Fixed Pass-Through Rate/Support	AAA	N/R
Class 4-A-1	$ 47,126,000	Fixed Pass-Through Rate/Super Senior	AAA	Aaa
Class 4-A-2	$ 4,098,444	Fixed Pass-Through Rate/Support	AAA	N/R
Class 5-A-1	$ 27,059,000	Fixed Pass-Through Rate/Super Senior	AAA	Aaa
Class 5-A-2	$ 2,352,911	Fixed Pass-Through Rate/Support	AAA	N/R
Class A-R	$ 100	Fixed Pass-Through Rate/Residual	AAA	Aaa
__________
(1)
The certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). A rating is not a recommendation to buy, sell or hold securities. “N/R” indicates that the rating agency was not asked to rate that class of certificates. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period(1)	Interest Accrual Convention
Class 1-A-1	6.00%	calendar month (2)	30/360 (3)
Class 1-A-2	6.00%	calendar month (2)	30/360 (3)
Class 2-A-1	6.00%	calendar month (2)	30/360 (3)
Class 2-A-2	6.00%	calendar month (2)	30/360 (3)
Class 3-A-1	6.00%	calendar month (2)	30/360 (3)
Class 3-A-2	6.00%	calendar month (2)	30/360 (3)
Class 4-A-1	6.25%	calendar month (2)	30/360 (3)
Class 4-A-2	6.25%	calendar month (2)	30/360 (3)
Class 5-A-1	6.00%	calendar month (2)	30/360 (3)
Class 5-A-2	6.00%	calendar month (2)	30/360 (3)
Class A-R	6.00%	calendar month (2)	30/360 (3)
__________
(1)	The certificates will settle with accrued interest.

(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Certificates	Class 2-A-1 and Class 2-A-2 Certificates

Group 3 Certificates	Class 3-A-1 and Class 3-A-2 Certificates

Group 4 Certificates	Class 4-A-1 and Class 4-A-2 Certificates

Group 5 Certificates	Class 5-A-1 and Class 5-A-2 Certificates

Offered Certificates or Certificates	Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates and Group 5 Certificates

Record Date

For the first distribution date, the closing date. For any other distribution date, the last day of the calendar month preceding the month of the distribution date.

Denominations

Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the trust agreement.

Distribution Dates

Distributions on the deposited underlying certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for April 25, 2008.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of certificates is the distribution date in August 2037. Since the rate of distributions in reduction of the class certificate balance of each class of certificates will depend on the rate of payment (including prepayments) of the applicable underlying mortgage loans in the related underlying trust and resultant payments of principal on the related class of deposited underlying certificates, the class certificate balance of any such class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

InterestDistributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page 6.

On each distribution date, to the extent interest funds are available from a class of deposited underlying certificates, each class of certificates in the related group will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates.

PrincipalDistributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the related class of deposited underlying certificates on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Amounts Available for Distributions on the Certificates

The amount available for distributions on a group of certificates on any distribution date will consist of the following (after the applicable amounts described under the next heading are subtracted):

•
related available interest funds equal to the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of interest on the related class of deposited underlying certificates; and

•
related available principal funds equal to the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the related class of deposited underlying certificates.

Fees and Expenses

The amounts available for distributions on any distribution date will not include amounts reimbursed to the depositor or taxes payable by the issuing entity, each as described under “Description of the Certificates — Expenses.” The trustee fee and any expenses reimbursable to the trustee will be paid by the underlying certificate seller and will not be an obligation of the issuing entity.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds from a class of deposited underlying certificates will be distributed to the related certificate group in the following order:

•	available interest funds, to interest on the related classes of certificates, pro rata, based on their respective interest distribution amounts;

•	available principal funds, to principal of the related classes of certificates then entitled to receive distributions of principal, in the order set forth below; and

•	any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the available principal funds related to each class of deposited underlying certificates will be distributed as principal to the related certificate group as follows:

Distributions of the Available Principal Funds from the Group 1 Deposited Underlying Certificates

1.	To the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2.	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 2 Deposited Underlying Certificates

•	Concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 3 Deposited Underlying Certificates

•	Concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 4 Deposited Underlying Certificates

•	Concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 5 Deposited Underlying Certificates

•	Concurrently, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

On each distribution date on and after the related underlying senior credit support depletion date, the available principal funds from a class of deposited underlying certificates will be distributed to the related classes of certificates, sequentially, in the order of their numeric class designations, until their respective class certificate balances are reduced to zero.

Allocation of Realized Losses

If any realized losses are allocated to a deposited underlying certificate, they will be allocated to the classes of certificates in the related certificate group sequentially in the reverse order of their numeric class designations (e.g., first, to the Class 1-A-2 Certificates and then to the Class 1-A-1 Certificates, or first to the Class 2-A-2 Certificates and then to then to the Class 2-A-1 Certificates), in each case until the class certificate balance of the applicable class of certificates is reduced to zero.

Credit Enhancement

Except as described in “Description of the Certificates—Allocation of Realized Losses,” the issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the related deposited underlying certificates.

Credit Enhancement of Underlying Issuing Entities

In addition to issuing a class of deposited underlying certificates, each underlying trust issued other classes of certificates, including classes of certificates that are subordinated to the related class of deposited underlying certificates.

Underlying Trust	Number of Other Classes Issued By Underlying Trust	Number of Classes of Subordinated Certificates Issued by Underlying Trust
Group 1	40	12
Group 2	34	6
Group 3	53	6
Group 4	40	7
Group 5	32	6

The classes of underlying subordinated certificates provide credit enhancement for the other classes of certificates issued by the same underlying trust, including the related class of deposited underlying certificates as described in the applicable underlying prospectus supplement under the heading “Credit Enhancement—Subordination”. Credit enhancement is generally provided to a class of deposited underlying certificates by allocating realized losses to the subordinated certificates issued by the related underlying trust until the class certificate balances of such subordinated certificates are reduced to zero.

If any realized losses on the underlying mortgage loans in an underlying trust are allocated to the related class of deposited underlying certificates, they will be allocated to the related group of certificates as described under “—Allocation of Realized Losses” above.

Optional Termination of an Underlying Issuing Entity

Although there is no optional termination provision in Alternative Loan Trust Resecuritization 2008-2R, the master servicer of the underlying mortgage loans held in an underlying trust may terminate that underlying trust on any distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans and any real estate owned by that underlying trust is less than or equal to 10% of the aggregate stated principal balance of the underlying mortgage loans in such underlying trust as of the related cut-off date for that underlying trust. Any termination of an underlying trust will result in early prepayment of the related group of certificates.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICS: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the deposited underlying certificates and any other assets designated in the trust agreement. The master REMIC will issue several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

Each class of certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Description of the Deposited Underlying Certificates

All of the information contained in this free writing prospectus with respect to the Deposited Underlying Certificates (as defined below) is derived from:

•
in the case of the Group 1 Deposited Underlying Certificates (as defined below), information contained in the prospectus supplement related to the Group 1 Deposited Underlying Certificates, attached to this free writing prospectus as Exhibit I (the “Group 1 Underlying Prospectus Supplement”) and information contained in the supplement to the Group 1 Underlying Prospectus Supplement, attached to this free writing prospectus as Exhibit II (the “Group 1 Supplement”);

•
in the case of the Group 2 Deposited Underlying Certificates (as defined below), information contained in the prospectus supplement related to the Group 2 Deposited Underlying Certificates, attached to this free writing prospectus as Exhibit III (the “Group 2 Underlying Prospectus Supplement”) and information contained in the supplement to the Group 2 Underlying Prospectus Supplement, attached to this free writing prospectus as Exhibit IV (the “Group 2 Supplement”);

•
in the case of the Group 3 Deposited Underlying Certificates (as defined below), information contained in the prospectus supplement related to the Group 3 Deposited Underlying Certificates, attached to this free writing prospectus as Exhibit V (the “Group 3 Underlying Prospectus Supplement”) and information contained in the supplement to the Group 3 Underlying Prospectus Supplement, attached to this free writing prospectus as Exhibit VI (the “Group 3 Supplement”);

•
in the case of the Group 4 Deposited Underlying Certificates (as defined below), information contained in the prospectus supplement related to the Group 4 Deposited Underlying Certificates, attached to this free writing prospectus as Exhibit VII (the “Group 4 Underlying Prospectus Supplement”) and information contained in the supplement to the Group 4 Underlying Prospectus Supplement, attached to this free writing prospectus as Exhibit VIII (the “Group 4 Supplement”); and

•
in the case of the Group 5 Deposited Underlying Certificates (as defined below), information contained in the prospectus supplement related to the Group 5 Deposited Underlying Certificates, attached to this free writing prospectus as Exhibit IX (the “Group 5 Underlying Prospectus Supplement”) and information contained in the supplement to the Group 5 Underlying Prospectus Supplement, attached to this free writing prospectus as Exhibit X (the “Group 5 Supplement”);

in each case including information obtained from the monthly statement provided by the Underlying Trustee (as defined below) in connection with the March 25, 2008 Underlying Distribution Date (as defined below), which is included in Annex B to each Supplement (in each case, the “March 25, 2008 Underlying Trust Monthly Statement”). The Reference Date is March 1, 2008.

Unless otherwise noted, all statistical calculations in this free writing prospectus are based on the information in each March 25, 2008 Underlying Trust Monthly Statement.

The assets of Alternative Loan Trust Resecuritization 2008-2R (the “Issuing Entity”) will consist of:

•
a 100.00% ownership interest in the Alternative Loan Trust 2006-39CB (the “Group 1 Underlying Trust”), Mortgage Pass-Through Certificates, Series 2006-39CB, Class 1-A-18 Certificates (the “Group 1 Deposited Underlying Certificates”);

•
an approximately 81.4852941176% ownership interest in the Alternative Loan Trust 2007-3T1 (the “Group 2 Underlying Trust”), Mortgage Pass-Through Certificates, Series 2007-3T1, Class 1-A-7 Certificates (the “Group 2 Deposited Underlying Certificates”);

•
an approximately 92.7130197682% ownership interest in the Alternative Loan Trust 2007-19 (the “Group 3 Underlying Trust”), Mortgage Pass-Through Certificates, Series 2007-19, Class 1-A-8 Certificates (the “Group 3 Deposited Underlying Certificates”);

•
an approximately 97.4682615396% ownership interest in the Alternative Loan Trust 2007-16CB (the “Group 4 Underlying Trust”), Mortgage Pass-Through Certificates, Series 2007-16CB, Class 5-A-3 Certificates (the “Group 4 Deposited Underlying Certificates”); and

•
an approximately 54.4862935370% ownership interest in the Alternative Loan Trust 2006-7CB (the “Group 5 Underlying Trust”), Mortgage Pass-Through Certificates, Series 2006-7CB, Class 1-A-9 Certificates (the “Group 5 Deposited Underlying Certificates”).

The Group 1 Deposited Underlying Certificates, the Group 2 Deposited Underlying Certificates, the Group 3 Deposited Underlying Certificates, the Group 4 Deposited Underlying Certificates and the Group 5 Deposited Underlying Certificates are collectively referred to as the “Deposited Underlying Certificates.”

Each Deposited Underlying Certificate was issued pursuant to a pooling and servicing agreement for the related series of mortgage pass-through certificates, dated as of the first day of the month in which such certificates were issued (each, an “Underlying Agreement”), among CWALT, Inc., as depositor, Countrywide Home Loans, Inc. (“Countrywide Home Loans”), as a seller, Park Granada, LLC, as a seller, Park Monaco, Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee (in such capacity, the “Underlying Trustee”).

Each class of Deposited Underlying Certificates evidences a senior interest in the related Underlying Trust created by the related Underlying Agreement and was issued together with certain other classes of senior certificates (the “Group 1 Underlying Senior Certificates”, the “Group 2 Underlying Senior Certificates” and so forth, and collectively, the “Underlying Senior Certificates”), certain classes of subordinated certificates (the “Group 1 Underlying Subordinated Certificates”, the “Group 2 Underlying Subordinated Certificates” and so forth, and collectively, the “Underlying Subordinated Certificates”), and certain residual interests.

Each Underlying Trust consists of a pool of conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the “Underlying Mortgage Loans”). The mortgage loans held by an Underlying Trust are sometimes referred to by the same numeric designations as that Underlying Trust. For example, the mortgage loans held by the Group 1 Underlying Trust are sometimes referred to as the “Group 1 Underlying Mortgage Loans,” the mortgage loans held by the Group 2 Underlying Trust are sometimes referred to as the “Group 2 Underlying Mortgage Loans,” and so forth. The following table summarizes the characteristics of mortgage loans in each Underlying Trust:

Underlying Trust	Number of Loan Groups	Primary Mortgage Loan Original Term to Maturity	Underlying Mortgage Pool Principal Balance
Group 1 Underlying Trust	2	30-Year	$700,264,737.92
Group 2 Underlying Trust	2	20- and 30-Year	$747,491,823.56
Group 3 Underlying Trust	2	30-Year	$1,140,280,871.83
Group 4 Underlying Trust	5	30-Year	$1,505,205,359.14
Group 5 Underlying Trust	3	15- and 30-Year	$393,257,147.40

The “Underlying Mortgage Pool Principal Balance” is the aggregate outstanding stated principal balance of the Underlying Mortgage Loans in an Underlying Trust as of the Reference Date. The Underlying Mortgage Pool Principal Balance for the Group 1 Underlying Mortgage Loans is sometimes referred to as the “Group 1 Underlying Mortgage Pool Principal Balance”, the Underlying Mortgage Pool Principal Balance for the Group 2 Underlying Mortgage Loans is sometimes referred to as the “Group 2 Underlying Mortgage Pool Principal Balance” and so forth.

After giving effect to the distributions made on the March 25, 2008 Underlying Distribution Date, the Deposited Underlying Certificates and related Underlying Subordinated Certificates had the following Class Certificate Balances:

Underlying Trust	Class Certificate Balance of Deposited Underlying Certificates	Aggregate Class Certificate Balance of Related Underlying Subordinated Certificates	Percentage of Underlying Subordinated Certificates in Underlying Trust (Approximate)*
Group 1 Underlying Trust	$27,480,000.00	$42,376,741.91	6.051532%
Group 2 Underlying Trust	$146,922,838.53	$45,066,692.03	6.029055%
Group 3 Underlying Trust	$137,273,593.71	$73,505,078.14	6.446226%
Group 4 Underlying Trust	$52,555,000.00	$58,211,244.42	3.867329%
Group 5 Underlying Trust	$53,980,385.06	$27,552,342.93	7.006190%

*Based on the aggregate Class Certificate Balance of the Underlying Subordinated Certificates and all certificates issued by the related Underlying Trust after giving effect to the distributions made on the March 25, 2008 Underlying Distribution Date.

Underlying Subordinated Certificates provide credit enhancement for the related Underlying Senior Certificates as described in the related Underlying Prospectus Supplement under the heading “Credit Enhancement—Subordination.”

For additional information regarding a class of Deposited Underlying Certificates, prospective investors should carefully review the applicable Underlying Prospectus Supplement and Supplement thereto, attached as exhibits to this free writing prospectus.

The Issuing Entity will be entitled to receive all distributions on each class of Deposited Underlying Certificates due after March 25, 2008.

Description of the Certificates

General

The certificates will be issued pursuant to a trust agreement dated as of March 25, 2008 (the “Trust Agreement”) among the Depositor, the Underlying Certificate Seller and the Trustee. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the Trust Agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Trust Agreement after the Issuing Entity issues the certificates. The certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of CWALT, Inc., the Underlying Certificate Seller or any of their affiliates.

The Resecuritization Pass-Through Certificates, Series 2008-2R, will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2 and Class A-R Certificates (collectively, the “certificates” or the “offered certificates”). All of the certificates are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we sometimes use the following terms:

Designation	Classes of Certificates
Group 1 Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Certificates	Class 2-A-1 and Class 2-A-2 Certificates

Group 3 Certificates	Class 3-A-1 and Class 3-A-2 Certificates

Group 4 Certificates	Class 4-A-1 and Class 4-A-2 Certificates

Group 5 Certificates	Class 5-A-1 and Class 5-A-2 Certificate

Offered Certificates or Certificates	Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates and Group 5 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates	Fixed Pass-Through Rate/Super Senior

Class 1-A-2 Certificates	Fixed Pass-Through Rate/Support

Class 2-A-1 Certificates	Fixed Pass-Through Rate/Super Senior

Class 2-A-2 Certificates	Fixed Pass-Through Rate/Support

Class 3-A-1 Certificates	Fixed Pass-Through Rate/Super Senior

Class 3-A-2 Certificates	Fixed Pass-Through Rate/Support

Class 4-A-1 Certificates	Fixed Pass-Through Rate/Super Senior

Class 4-A-2 Certificates	Fixed Pass-Through Rate/Support

Class 5-A-1 Certificates	Fixed Pass-Through Rate/Super Senior

Class 5-A-2 Certificates	Fixed Pass-Through Rate/Support

Class A-R Certificates	Fixed Pass-Through Rate/Residual

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of:

•	all amounts previously distributed to holders of certificates of such class as payments of principal,

•	the amount of Underlying Realized Losses allocated to such class, as described below under “—Allocation of Realized Losses”, and

•	the pro rata portion of amounts, described below under “—Expenses”, paid on any prior Distribution Date,

and, in the case of each class of certificates to which Underlying Realized Losses have been allocated, increased by the amount of Subsequent Recoveries (as defined in each Underlying Prospectus Supplement) on the related Underlying Mortgage Loans, distributed as principal on the related class of Deposited Underlying Certificates (see “The Agreements—Application of Liquidation Proceeds” in the prospectus).

Book-Entry Certificates; Denominations

The certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and in integral multiples of $1 in excess thereof. The Depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the Issuing Entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Distributions on the Deposited Underlying Certificates; Accounts

On or prior to the Closing Date, the Trustee will establish an account (the “Distribution Account”), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of each class of Deposited Underlying Certificates. It is expected that distributions on each class of Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

Investments of Amounts Held in Accounts

Funds on deposit in the Distribution Account will not be invested.

Expenses

The following table summarizes the related expenses to be paid from the assets of the Issuing Entity and the source of payments for the expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
REMIC expenses	Expenses incurred in connection with the administration of the REMICs and any taxes owed by the REMICs	Reimbursement of expenses and taxes	Amounts on deposit in the Distribution Account	Time to time

Indemnification expenses / the Depositor	Amounts for which the Depositor is entitled to indemnification (3)	Indemnification	Amounts on deposit in the Distribution Account	Monthly

(1)	Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Trust Agreement. See “The Agreements—Amendment” in the prospectus.

(2)	The expenses shown in this table are paid prior to distributions on the certificates.

(3)	The Depositor is entitled to indemnification of certain expenses.

Withdrawals From the Distribution Account

The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

•	to make distributions to the certificateholders as described in this free writing prospectus,

•	to reimburse the Depositor for certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement,

•	to pay any expenses incurred in connection with the administration of the REMICs and any taxes imposed on the Issuing Entity,

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein, and

•	to clear and terminate the Distribution Account upon termination of the Trust Agreement.

Distributions

Distributions on each class of Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an “Underlying Distribution Date”). Distributions on the certificates will be made on the same day (each, a “Distribution Date”). The first Distribution Date for the certificates is scheduled for April 25, 2008. Distributions on the certificates will be made on each Distribution Date to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for (x) the first Distribution Date will be the Closing Date and (y) for each other Distribution Date will be the last day of the calendar month preceding the month of the Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions of interest on the classes of certificates in a certificate group will be made on each Distribution Date from the related Available Interest Funds for such Distribution Date. Similarly, distributions of principal on the classes of certificates in a certificate group then entitled to receive distributions of the related Available Principal Funds for such Distribution Date will be made in the order set forth under “Description of the Certificates—Principal” in this free writing prospectus.

“Available Interest Funds” from each class of Deposited Underlying Certificates for any Distribution Date will equal the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on such class of Deposited Underlying Certificates.

“Available Principal Funds” from each class of Deposited Underlying Certificates for any Distribution Date will equal (i) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on such class of Deposited Underlying Certificates, reduced by (ii) the amounts described above under “—Expenses” that have not previously been paid by a reduction of Available Funds from such class of Deposited Underlying Certificates.

“Available Funds” from each class of Deposited Underlying Certificates for any Distribution Date will equal the sum of (i) the related Available Interest Funds for such Distribution Date and (ii) the related Available Principal Funds for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page of this free writing prospectus.

Interest Entitlement. With respect to each Distribution Date for all classes of certificates, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, each class of certificates in a certificate group will be entitled to receive from the related Available Interest Funds an amount allocable to interest (as to each such class, the “Interest Distribution Amount”) with respect to the related interest accrual period. The Interest Distribution Amount for any class of certificates will equal the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates, to the extent not subsequently distributed (“Unpaid Interest Amounts”). On each Distribution Date, the payment of the Interest Distribution Amount will not exceed, and will be paid solely from, the Available Interest Funds from the related class of Deposited Underlying Certificates for the related interest accrual period.

If the interest entitlement of a class of Deposited Underlying Certificates is reduced as provided in the related Underlying Agreement, the interest entitlements of the related group of certificates for the corresponding interest accrual period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions or Debt Service Reductions (as defined in each Underlying Prospectus Supplement) or net prepayment interest shortfalls (as defined in each Underlying Prospectus Supplement). See “Description of the Certificates—Interest” in each Underlying Prospectus Supplement.

In the event that, on a particular Distribution Date, Available Interest Funds for a certificate group applied in the order described above under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlements of the related classes of certificates, interest will be distributed on each class of certificates in such certificate group pro rata based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

Principal

Distributions of the Available Principal Funds from the Group 1 Deposited Underlying Certificates

On each Distribution Date, Available Principal Funds from the Group 1 Deposited Underlying Certificates will be distributed to the related classes of certificates in the following order:

1.	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

2.	concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 2 Deposited Underlying Certificates

On each Distribution Date, Available Principal Funds from the Group 2 Deposited Underlying Certificates will be distributed concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 3 Deposited Underlying Certificates

On each Distribution Date, Available Principal Funds from the Group 3 Deposited Underlying Certificates will be distributed concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 4 Deposited Underlying Certificates

On each Distribution Date, Available Principal Funds from the Group 4 Deposited Underlying Certificates will be distributed concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Distributions of the Available Principal Funds from the Group 5 Deposited Underlying Certificates

On each Distribution Date, Available Principal Funds from the Group 5 Deposited Underlying Certificates will be distributed concurrently, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the related Underlying Senior Credit Support Depletion Date, the Available Principal Funds for a certificate group will be distributed to the related classes of certificates in such certificate group, sequentially, in the order of their numeric class designations, until their respective Class Certificate Balances are reduced to zero.

The “Underlying Senior Credit Support Depletion Date” for a certificate group is the date on which the Class Certificate Balance of each class of related Underlying Subordinated Certificates has been reduced to zero.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to certain other distributions as set forth in the Trust Agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Realized Losses

On each Distribution Date, all Realized Losses (as defined in each Underlying Prospectus Supplement) that are allocated to the related Deposited Underlying Certificates will be allocated as follows: (i) Realized Losses on the Group 1 Underlying Mortgage Loans will be allocated sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (ii) Realized Losses on the Group 2 Underlying Mortgage Loans will be allocated sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (iii) Realized Losses on the Group 3 Underlying Mortgage Loans will be allocated sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (iv) Realized Losses on the Group 4 Underlying Mortgage Loans will be allocated sequentially, to the Class 4-A-2 and Class 4-A-1

Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and (v) Realized Losses on the Group 5 Underlying Mortgage Loans will be allocated sequentially, to the Class 5-A-2 and Class 5-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

Exhibit I:

Prospectus Supplement and Prospectus for Alternative Loan Trust 2006-39CB,
Mortgage Pass-Through Certificates, Series 2006-39CB, previously filed on EDGAR under file number
333-140962-72 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000095012406007291/v25493b5e424b5.txt
and
the Supplement thereto, dated November 30, 2007, previously filed on EDGAR under file number 333-131630-72 and available online at:
http://www.sec.gov/Archives/edgar/data/1380948/000090514806007207/efc6-2912_5995907fm424b5.htm

I-1

Exhibit II:

Supplement to the Prospectus Supplement and Prospectus for Alternative Loan Trust 2006-39CB,
Mortgage Pass-Through Certificates, Series 2006-39CB, previously filed on EDGAR under file number
333-131630-72 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000114420408023540/v110098_424b5.htm

II-1

Exhibit III:

Prospectus Supplement and Prospectus for Alternative Loan Trust 2007-3T1,
Mortgage Pass-Through Certificates, Series 2007-3T1, , previously filed on EDGAR under file number
333-131630-87 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000114420407010646/v067211_424b5.htm

III-1

Exhibit IV:

Supplement to the Prospectus Supplement and Prospectus for Alternative Loan Trust 2007-3T1,
Mortgage Pass-Through Certificates, Series 2007-3T1, previously filed on EDGAR under file number
333-131630-87 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000114420408023484/v110110_424b5.htm

IV-1

Exhibit V:

Prospectus Supplement and Prospectus for Alternative Loan Trust 2007-19,
Mortgage Pass-Through Certificates, Series 2007-19, previously filed on EDGAR under file number
333-140962-13 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000136231007001229/c70725e424b5.htm

V-1

Exhibit VI:

Supplement to the Prospectus Supplement and Prospectus for Alternative Loan Trust 2007-19,
Mortgage Pass-Through Certificates, Series 2007-19, previously filed on EDGAR under file number
333-140962-13 and available online at
http://www.sec.gov/Archives/edgar/data/1269518/000114420408023542/v110094_424b5.htm

VI-1

Exhibit VII:

Prospectus Supplement and Prospectus for Alternative Loan Trust 2007-16CB,
Mortgage Pass-Through Certificates, Series 2007-16CB, previously filed on EDGAR under file number
333-140962-14 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000136231007001241/c70738e424b5.htm

VII-1

Exhibit VIII:

Supplement to the Prospectus Supplement and Prospectus for Alternative Loan Trust 2007-16CB,
Mortgage Pass-Through Certificates, Series 2007-16CB, previously filed on EDGAR under file number
333-140962-14 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000114420408023539/v110112_424b5.htm

VIII-1

Exhibit IX:

Prospectus Supplement and Prospectus for Alternative Loan Trust 2006-7CB,
Mortgage Pass-Through Certificates, Series 2006-7CB, previously filed on EDGAR under file number
333-131630-09 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000095012906003594/v18870b5e424b5.txt

IX-1

Exhibit X:

Supplement to the Prospectus Supplement and Prospectus for Alternative Loan Trust 2006-7CB,
Mortgage Pass-Through Certificates, Series 2006-7CB, previously filed on EDGAR under file number
333-131630-09 and available online at:
http://www.sec.gov/Archives/edgar/data/1269518/000114420408023487/v110113_424b5.htm

X-1